AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2013

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0531496 (I.R.S. Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205 Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

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Employment & Consulting Warrants

and Consultant Shares

(Full title of the plans)

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Dr. Johnny R. Thomas, CEO

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, Nevada 89052

(Name and address of agent for service)

(702) 263-1808 / (702) 263-1824

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

A copy of all communications, including

communications sent to the agent for service

should be sent to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron LLP

605 Third Avenue

New York, New York 10158

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARES	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $ .001 par value	1,833,333 (1)	$3.00 (2)	$5,500,000	$750.20
Common Stock, $.001 par value	200,000(3)	$3.00(2)	$600,000	$81.84
Total	2,033,333		$6,100,000	$832.04

(1)

Represents aggregate amount of shares to be issued to Dr. Chirinjeev Kathuria pursuant to an Independent Contractor and Services Agreement, dated as of August 27, 2013.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) based upon the last sale price of the Registrant’s Common Stock, as reported on the OTC QB as of October 8, 2013.

(3)

Represents shares of common stock underlying Warrants granted to an employee of the Company who designated Putun LLC (“Putun”) as recipient of the warrants for estate planning purposes.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Blue Earth, Inc. (the “Company”) to register an aggregate of 2,033,333 shares of common stock issued pursuant to Consulting Agreements and in connection with certain Warrants issued to employees of the Company in consideration of services rendered pursuant to Board of Directors resolutions.

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).  Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act.  We are registering an aggregate of 2,033,333 Shares issued and Shares issuable upon exercise of warrants in consideration of services rendered pursuant to Board of Directors resolutions.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by Blue Earth, Inc., a Nevada corporation (the “Registrant”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)  Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on April 1, 2013, as last amended on September 12, 2013.

(b)  Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 13, 2013.

(c)  Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 2, 2013.

(d)   Registrant’s Current Reports on Form 8-K filed with the SEC on April 19, 2013, May 22, 2013, July 10, 2013, July 19, 2013, July 29, 2013, August 29, 2013, September 5, 2013, September 27, 2013 and October 7, 2013.

(c)  The description of Registrant’s Common Stock is contained in the Post-Effective Amendment to Registration Statement on Form S-1 (No. 33-181420) declared effective on July 12, 2013.

All documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

Item 4.  Description of Securities.

Not applicable, as the Registrant’s Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

(A)  The registrant's authority to indemnify its officers and directors is governed by the provisions of Sections 78.7502 and 78.138 of the Nevada Revised Statute and by the registrant's By-laws.

(B)  Article XI, Sections 1 and 2 of the By-Laws provide as follows:

11.1           Indemnification.  Any corporate agent shall be indemnified by the Corporation to the full extent permitted by law in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent.  Any corporate agent may be insured by insurance purchased by and maintained by the Corporation against any expenses incurred in any proceeding and any liability asserted against him in his capacity as corporate agent, whether or not the Corporation would have the power to indemnify him against such liability.

11.2           Definitions.  For purposes of this Article XI, the following definitions shall apply:

(a).  “Corporate Agent” shall mean any person who is or was a director, officer, employee or agent of the Corporation or any constituent corporation absorbed by the Corporation in consolidation or merger on any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.  Furthermore, any corporate agent also serving as a “fiduciary” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974” (ERISA) as amended from time to time, shall serve in such capacity as a corporate agent, if the Corporation shall have requested any such person to serve.  The Corporation shall be deemed to have requested such person to serve as fiduciary of any employee benefit plan, only where the performance of such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

(C) Section 4.7 of each of the Employment Agreements, by and between the Company and Messrs. Thomas and Francis state:

The Company shall indemnify Executive to the full extent provided by law, the Company’s Certificate of Incorporation and any directors and officers insurance policy, including but not limited to, all legal costs and claims which may arise in conjunction with the sale of Genesis Fluid Solutions subsidiary of the Company.

Section 4(e) of the Employment Agreements between the Company and each of Robert Potts, Brett Woodard and Ray Lundburg state:  During the Term and thereafter while the Executive could have any liability, the Executive shall be named as an insured party in any liability insurance policy (including any director and officer liability policy and errors and omissions policy) maintained by the Company for the officers and directors and/or senior executive officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

Exhibit Number	Description
4.1	Form of Employment Warrants (1)
4.2	Form of Replacement Warrants (1)
*4.3	Board of Directors Resolutions dated October 10, 2013 authorizing the issuance of shares of Common Stock to Chirinjeev Kathuria.
*5.1	Opinion of Davidoff Hutcher & Citron LLP
*10.1	Independent Consulting Agreement, dated as of August 27, 2013 by and between the Company and Chirinjeev Kathuria.
*23.1	Consent of HJ & Associates, LLC
*23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)
*24.1	Power of Attorney

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*Filed with this report

(1)  Incorporated herein by reference to the copy of such document included as an exhibit to the Annual Report filed on Form 10-K for the period ended December 31, 2010 and filed on  March 31, 2011.

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be file( pursuant to Rule 424 (§230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henderson, Nevada, on October 15, 2013.

BLUE EARTH, INC.

By:  /s/  Dr. Johnny Thomas

By:    Dr. Johnny Thomas

Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Laird Cagan
Laird Cagan	October 15, 2013
Chairman of the Board

/s/ Johnny R. Thomas
Johnny R. Thomas	October 15, 2013
Director, Chief Executive Officer
(Principal Executive Officer)

/s/ Brett Woodard
Brett Woodard	October 15, 2013
Chief Financial Officer
(Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Johnny Thomas and John Francis, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Laird Cagan Laird Cagan	Chairman of the Board of Directors	October 15, 2013